Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-302-5226

kellers@rushenterprises.com

RUSH ENTERPRISES, INC. ADOPTS $100 MILLION STOCK REPURCHASE PROGRAM

SAN ANTONIO, Texas, December 3, 2019 (GLOBE NEWSWIRE) -- Rush Enterprises, Inc. (Nasdaq:RUSHA) (Nasdaq:RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that its Board of Directors approved a new stock repurchase program authorizing the Company to repurchase, from time to time, up to an aggregate of $100 million of its shares of Class A common stock, $.01 par value per share, and/or Class B common stock, $.01 par value per share.

“I am pleased to announce the approval of a new $100 million stock repurchase program, said W.M. “Rusty” Rush, Chairman, Chief Executive Officer and President of the Company. “While we expect 2020 to be a challenging year for the commercial vehicle market, we remain confident in our strategy and in our ability to achieve positive financial results and generate positive free cash flow in all cycles of the truck market,” Rush stated. “Our first priority in allocating capital is to invest in our strategy to grow our market share in both heavy- and medium-duty commercial vehicle sales and aftermarket parts and service sales. We believe that we can continue to invest in our growth strategy while also continuing to return capital to shareholders, and if we can achieve this goal in a year when the Class 8 truck market is expected to contract significantly, we believe it will be a strong signal that our strategy is working,” Rush added.

This new stock repurchase program replaces the Company’s prior $150 million stock repurchase program. As of November 30, 2019, the Company had repurchased $123.6 million shares of its common stock under the prior stock repurchase program, which was scheduled to expire on December 31, 2019, and was terminated effective November 30, 2019.

Repurchases under the new stock repurchase program will be made at times and in amounts as the Company deems appropriate and may be made through open market transactions at prevailing market prices, privately negotiated transactions or by other means in accordance with federal securities laws. The actual timing, number and value of repurchases under the new stock repurchase program will be determined by management in its discretion and will depend on a number of factors, including market conditions, stock price and other factors. The new stock repurchase program expires on December 31, 2020, and may be suspended or discontinued at any time.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and collision center operations plus financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle up-fitting, CNG fuel systems and vehicle telematics products. For more information, please visit www.rushenterprises.com. Follow our news on Twitter at @rushtruckcenter and on Facebook at facebook.com/rushtruckcenters.

Certain statements contained herein, including those concerning current and projected market conditions, new commercial vehicle sales forecasts, the impact of strategic initiatives and the Company’s capital allocation strategy, including future investments in strategic initiatives, future issuances of cash dividends and future repurchases of the Company’s common stock, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission. In addition, the declaration and payment of cash dividends and authorization of future share repurchase programs remains at the sole discretion of the Company’s Board of Directors and the issuance of future dividends and authorization of future share repurchase programs will depend upon the Company’s financial results, cash requirements, future prospects, applicable law and other factors that may be deemed relevant by the Company’s Board of Directors.